EXHIBIT 5.1

BUSH ROSS GARDNER WARREN & RUDY, P.A.

ADAM LAWTON ALPERT

J. CARTER ANDERSEN

ERIC N. APPLETON

CARRIE BETH BARIS

MARK A. BASURTO

AMANDA K. BENNETT

JOHN R. BUSH

MINDY L. CARREJA

KAREN COX

LEIGH KELLETT FLETCHER

STEPHEN B. FRENCH

JEFFERY A. FROESCHLE

J. STEPHEN GARDNER

JOHN N. GIORDANO

SCOTT J. GIVENS

KENNETH C. GRACE

HEIDI L. HOBBS

ANDREW T. JENKINS

ATTORNEYS AT LAW 220 SOUTH FRANKLIN STREET TAMPA, FLORIDA 33602 (813) 224-9255 FAX (813) 223-9620 MAILING ADDRESS: POST OFFICE BOX 3913 TAMPA, FLORIDA 33601 March 10, 2004

BRENT A. JONES

A. CHRISTOPHER KASTEN, II

GLENN M. KATON

MICHAEL G. MARDIS

BRIAN T. MCELFATRICK

S. TODD MERRILL

STEVEN H. MEZER

JOSEPH A. PROBASCO

JEREMY P. ROSS

JOHN F. RUDY, II

EDWARD O. SAVITZ

MARIAN HYATT SBAR

ALICIA J. SCHUMACHER

H. BRADLEY STAGGS

RANDY K. STERNS

GERALD C. THOMAS

JEFFREY W. WARREN

DAVID B. WILLIAMS

Bad Toys, Inc.

2344 Woodbridge Avenue

Kingsport, Tennessee, 37664

Re:	Registration Statement on Form S-8

Gentlemen:

Reference is made to the Registration Statement (the “Registration Statement”) on Form S-8 filed today with the Securities and Exchange Commission (the “Commission”) by Bad Toys, Inc. (the “Company”) for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 2,500,000 shares of the Company’s authorized common stock, par value $.001 per share (the “Shares”), which may be issued pursuant to the Bad Toys, Inc. Stock Plan (the “Plan”). In connection with the foregoing registration, we have acted as counsel to the Company.

The opinions expressed below are rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K, and have been prepared in accordance with the Report on Standards for Florida Opinions, dated September 1998, issued by the Business Law Section of The Florida Bar (the “Report”). In rendering such opinions, we have made no assumptions other than those set forth in Section II.K. of the Report (a copy of which is attached hereto for your reference), but we have relied as to factual matters that affect our opinions upon representations and warranties made by the Company without independently verifying the facts asserted therein to be true and correct, and also upon our examination of selected public records and copies of the following documents, each identified to our satisfaction:

1. The current Articles of Incorporation, Bylaws and capital stock register of the Company;

2. A Certificate of Status applicable to the Company, prepared by the Nevada Department of State;

Bad Toys, Inc.

March 12, 2004

3. Written Action of the Company’s Board of Directors, dated March 4, 2004, approving the reservation and future issuance of the Shares in accordance with the terms of the Plan and affirming the incumbency of the Company’s officers.

Based upon the foregoing, it is our opinion that the Shares will, when and if issued in accordance with the terms and conditions of the Plan, be authorized, validly issued, fully paid and non-assessable.

This opinion letter is provided to you for your benefit and for the benefit of the Commission, may be relied upon by you and the Commission only in connection with the Company’s filing of the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Yours truly, BUSH ROSS GARDNER WARREN & RUDY, P.A.

By:	/s/ Jeremy P. Ross

Jeremy P. Ross, an authorized officer